SUBSCRIPTION AGREEMENT

O'Connor EQUUS (the "Fund"), a Delaware statutory trust, and Barry Gill an individual (the "Subscriber") hereby agree as of May 20, 2014, as follows:

1.   In order to provide the Fund with the initial capital required pursuant to
     Section 14 of the Investment Company Act of 1940, as amended, the Subscriber is hereby purchasing from the Fund 50 shares of beneficial interest, no par value, of the Fund (the "Shares"), at a purchase price of $1,000.00 per share, for a total purchase price of $50,000. The Subscriber hereby acknowledges the receipt of the Shares, and the Fund hereby acknowledges receipt from the Subscriber of funds in the amount of $50,000 for the Fund in full payment for the Shares. It is further agreed that no certificate for the Shares will be issued by the Fund.

2. The Subscriber is aware that the Shares have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), on the basis that the sale of such Shares will be exempt under Section 4(2) of the 1933 Act as not involving any public offering. Reliance on such exemption is predicated, in part, on the Subscriber's representation and warranty to the Fund that the Shares are being acquired for the Subscriber's own account for investment purposes and not with a view to the distribution or redemption thereof, and that the Subscriber has no present intention to dispose of the Shares. The Subscriber further represents that it will not take any action that will subject the sale of the Shares to the registration provisions of the 1933 Act.

3. The subscriber consents, as the sole holder of the Fund's Shares and pursuant to Section 23(b)(2) of the Investment Company Act of 1940, as amended, to the issuance by the Fund of Shares at a price per Share as set forth in the registration statement relating to the public offering of Shares.



                            [signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the 20 day of May, 2014.

O'CONNOR EQUUS

By: /s/ Dianne Descoteaux
    ---------------------
    Dianne Descoteaux
    Vice President and Secretary



By: /s/ Barry Gill
    --------------
    BARRY GILL

                             SUBSCRIPTION AGREEMENT

O'Connor EQUUS (the "Fund"), a Delaware statutory trust, and Dawn Fitzpatrick an individual (the "Subscriber") hereby agree as of May 20, 2014, as follows:

1.   In order to provide the Fund with the initial capital required pursuant to
     Section 14 of the Investment Company Act of 1940, as amended, the Subscriber is hereby purchasing from the Fund 50 shares of beneficial interest, no par value, of the Fund (the "Shares"), at a purchase price of $1,000.00 per share, for a total purchase price of $50,000. The Subscriber hereby acknowledges the receipt of the Shares, and the Fund hereby acknowledges receipt from the Subscriber of funds in the amount of $50,000 for the Fund in full payment for the Shares. It is further agreed that no certificate for the Shares will be issued by the Fund.

2. The Subscriber is aware that the Shares have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), on the basis that the sale of such Shares will be exempt under Section 4(2) of the 1933 Act as not involving any public offering. Reliance on such exemption is predicated, in part, on the Subscriber's representation and warranty to the Fund that the Shares are being acquired for the Subscriber's own account for investment purposes and not with a view to the distribution or redemption thereof, and that the Subscriber has no present intention to dispose of the Shares. The Subscriber further represents that it will not take any action that will subject the sale of the Shares to the registration provisions of the 1933 Act.

3. The subscriber consents, as the sole holder of the Fund's Shares and pursuant to Section 23(b)(2) of the Investment Company Act of 1940, as amended, to the issuance by the Fund of Shares at a price per Share as set forth in the registration statement relating to the public offering of Shares.



                            [signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the 20 day of May, 2014.

O'CONNOR EQUUS

By: /s/ Dianne Descoteaux
    ---------------------
    Dianne Descoteaux
    Vice President and Secretary


By: /s/ Dawn Fitzpatrick
    --------------------
    Dawn Fitzpatrick



           Signature Page - O'Connor EQUUS Initial Capital Agreement